UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020
CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, Floor 16 Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CHKR	OTC Markets Group, Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On November 10, 2020, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), held an auction supervised by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) for its Mid-Continent asset, which includes all properties underlying the royalty interests owned by Chesapeake Granite Wash Trust, a Delaware statutory trust (the “Trust”). At the conclusion of the auction, the successful bidder was Tapstone Energy, LLC, a Delaware limited liability company (“Tapstone”) and KL CHK SPV, LLC, a Delaware limited liability company for an aggregate purchase price of $130.45 million. The sale closed on December 11, 2020 (the “Mid-Con Sale”).

In connection with the Mid-Con Sale, Chesapeake entered into an Assignment and Assumption Agreement, dated as of December 11, 2020 (the “Assignment Agreement”), by and among Chesapeake, Chesapeake Exploration, L.L.C., an Oklahoma limited liability company (“CELLC”) and Chesapeake E&P Holding, L.L.C., an Oklahoma limited liability company (“Chesapeake E&P,” and together with Chesapeake and CELLC, the “Assignors”), and Tapstone, whereby the Assignors assigned to Tapstone, and Tapstone agreed to assume all duties and obligations of the Assignors with respect to, the following material agreements of the Trust: (i) Amended and Restated Trust Agreement, dated as of November 16, 2011, by and among Chesapeake, CELLC, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Corporation Trust Company, as Delaware Trustee; (ii) Administrative Services Agreement, dated as of November 16, 2011, by and between Chesapeake and the Trust; (iii) Perpetual Overriding Royalty Interest Conveyance (PDP), dated as of November 16, 2011, by and between CELLC and the Trust; (iv) Perpetual Overriding Royalty Interest Conveyance (PUD), dated as of November 16, 2011, by and between CELLC and the Trust; (v) Term Overriding Royalty Interest Conveyance (PDP), dated as of November 16, 2011, by and between CELLC and Chesapeake E&P; (vi) Term Overriding Royalty Interest Conveyance (PUD), dated as of November 16, 2011, by and between CELLC and Chesapeake E&P; (vii) Registration Rights Agreement, dated as of November 16, 2011, by and among Chesapeake, CELLC and the Trust; and (viii) Assignment of Term Overriding Royalty Interests, dated as of November 16, 2011, by and between Chesapeake E&P and the Trust. The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Also in connection with the Mid-Con Sale, Tapstone acquired 23,750,000 common units of the Trust from Chesapeake, representing all of Chesapeake’s 50.8% beneficial interest in the Trust. Tapstone financed this acquisition using cash on hand.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit No.	Document Description

10.1	Assignment and Assumption Agreement, dated as of December 11, 2020, by and among Chesapeake, CELLC, Chesapeake E&P and Tapstone.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date:    December 11, 2020